Exhibit 99.1

Acreage Holdings Reports Second Quarter 2021 Results
Revenue Growth of 63% and Sequential Improvements in Net Loss and Positive Adjusted EBITDA*
New York, NY - August 9, 2021 - Acreage Holdings, Inc. (“Acreage”) (CSE: ACRG.A.U, ACRG.B.U), (OTC: ACRHF, ACRDF) a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the second quarter of 2021 ending June 30, 2021.
SECOND QUARTER RESULTS (UNAUDITED)
During the second quarter of 2021, Acreage continued to improve its financial performance and made progress towards its strategic initiatives. Highlights for the quarter are summarized below.
•Consolidated revenue was $44.2 million, a 63% increase compared to the same period in 2020 and a sequential increase of 15% compared to the first quarter of 2020.
•Gross margin was 54.0%, an increase of 12.6 percentage points compared to the same period in 2020.
•Net loss attributable to Acreage in the second quarter of 2021 was $2.6 million, an improvement from the net loss attributable to Acreage of $37.2 million for the same period in 2020.
•Adjusted EBITDA* in the second quarter of 2021 was $8.1 million compared to a loss of $6.5 million in the same period in 2020. Adjusted EBITDA* as a percentage of consolidated revenue was 18.3% for the second quarter of 2021. This marks the second consecutive quarter of positive adjusted EBITDA* for the company and validates management's refocused strategic plan.
“I am once again pleased with our financial performance in the second quarter as we reported our second consecutive quarter of positive Adjusted EBITDA*," said Peter Caldini, Chief Executive Officer of Acreage. "Additionally, our revenue growth accelerated to 63% year over year, and our gross margin remained strong at 54.0%. On an operating basis, our team continues to be focused on both driving profitability and accelerating our growth in our core markets.”
Retail revenue for the second quarter of 2021 was $28.4 million, an increase of $8.5 million or 43% compared to the second quarter of 2020. The year-over-year growth was primarily driven by the consolidation of our New Jersey operations in June 2020, the conversion to adult use and consolidation of several of our Maine operations in the second quarter of 2021 and same store sales growth of 2.7%. Additionally, retail revenue for the second quarter of 2021 improved sequentially by $2.5 million or 10% compared to the first quarter of 2021.
Wholesale revenue for the second quarter of 2021 was $15.5 million, an increase of $8.4 million or 117% compared to the second quarter of 2020. The year-over-year growth in wholesale revenue was primarily driven by the consolidation of our California operations in May 2021, coupled with increased capacity and maturing operations in the Company's Pennsylvania, Massachusetts, and Illinois cultivation facilities. This resulted in increased supply and improved product mix in each of the respective markets.

Additionally, wholesale revenue for the second quarter of 2021 improved sequentially by $5.5 million or 55% compared to the first quarter of 2020.
Total gross profit for the second quarter of 2021 was $23.9 million, an increase of $12.7 million or 113% compared to the second quarter of 2020. Both the growth in revenue and efficiencies achieved at our production facilities drove the increase in gross profit. Total gross margin was 54.0%, up 1,260 basis points compared to total gross margin of 41.4% in the second quarter of 2020.
Total operating expenses for the second quarter of 2021 were $30.6 million, a decrease of $19.9 million or 39% from the corresponding period of fiscal 2020. Excluding equity-based compensation expenses, losses and write-downs and depreciation and amortization expenses, all of which are non-cash in nature, total operating expenses for the second quarter of 2021 decreased $3.6 million or 17% compared to the corresponding period of fiscal 2020. The Company continues to ensure that its cost base is appropriate to support the business and its expected growth while working to drive its profitability.
Consolidated EBITDA* for the second quarter of 2021 was $6.7 million, which was a significant improvement compared to a consolidated EBITDA* loss of $37.8 million in the previous year's comparable period. Adjusted EBITDA* for the second quarter of 2021 was $8.1 million, which was also a significant improvement compared to Adjusted EBITDA* loss of $6.5 million in the second quarter of 2020 and a sequential improvement from Adjusted EBITDA* of $1.6 million in the first quarter of 2021. This marks the second consecutive quarter of positive EBITDA* and positive Adjusted EBITDA*, which management believes validates its refocused strategy. Finally, Adjusted EBITDA from core operations*, which excludes markets where the Company has entered into definitive agreements to exit and start-up ventures such as beverages and CBD, was $9.8 million, indicating the Company's core markets are still being negatively impacted by its non-core operations.
Net loss for the second quarter of 2021 was $3.3 million, a $41.1 million improvement compared to the comparable period of 2020. Revenue growth, gross margin improvements, operating expense reductions and net gains on disposal of assets all contributed to the net income improvements and were somewhat offset by increases in depreciation and amortization expenses and interest charges.

SECOND QUARTER YEAR-TO-DATE RESULTS RESULTS (UNAUDITED)
Total revenue for the six months ended June 30, 2021, increased by $31.3 million or 61% as compared to the corresponding period of fiscal 2020. Excluding acquisitions, divestitures/closures and the impact of revenue declines in the Company’s Oregon operations which are being held for sale, total revenue increased by $21.3 million or 48% for the six months ended June 30, 2021, as compared to the corresponding period of fiscal 2020.
Gross margin for the six months ended June 30, 2021 was 53.9%, compared to 41.3% for the six months ended June 30, 2020. The increase in gross margin was driven by revenue growth exceeding the growth in costs of goods sold as a result of a greater level of vertical integration and production efficiencies being achieved at the Company's maturing facilities.
Consolidated EBITDA* for the six months ended June 30, 2021 was $8.3 million, which was a significant improvement compared to a consolidated EBITDA* loss of $286.6 million in the previous year's comparable period. Adjusted EBITDA* for the six months ended June 30, 2021 was $9.7 million, which was also a significant improvement compared to Adjusted EBITDA* loss of $18.6 million in the year ago comparable period. Net loss for the six months ended June 30, 2021 was $11.9 million, a $254.7 million improvement compared to the comparable period of 2020.
MANAGED SERVICES AGREEMENTS (MSA) PERFORMANCE
In addition to operating corporately owned production and cultivation facilities and retail dispensaries, Acreage manages operations on behalf of several third parties. During the second quarter of 2021, these managed entities generated net sales of $16.9 million, which was an increase of $0.2 million or 1% compared to the second quarter of 2020, driven primarily by same store sales growth of 87% and offset by the acquisition and consolidation of various entities.
Managed entities generated EBITDA of $4.8 million for the second quarter of 2021, an increase of $1.8 million compared to an EBITDA of $3.0 million in the second quarter of 2020.
BALANCE SHEET AND LIQUIDITY
The company ended the quarter with $37.8 million in cash and restricted cash. During the second quarter of 2021, the Company closed on the previously announced sale of its Florida operations for total proceeds of $60 million. The cash provided by this sale, including the proceeds from the subsequent sale of notes receivable received from the buyer of the Florida operations as consideration, and together with restricted cash, were used to repay $44.1 million in debt during the quarter.
The company has worked to ensure that sufficient capital is available and is consistently monitoring for advantageous opportunities.
STRATEGIC DISCUSSION
The Company continues to believe its refocused strategy is the key to continued improvements in its financial results and shareholder value. The Company remains focused on three key strategic objectives - driving profitability, strengthening the balance sheet, and accelerating growth in its core markets.
In addition to the Company’s strong financial performance, several key initiatives were completed in the second quarter of 2021 in accordance with these strategic objectives:

•The Company completed the sale of Florida operations for an aggregate $60.0 million during the quarter.
•The Company utilized the proceeds from the sale of its Florida operations, including the proceeds from the subsequent sale of notes receivable received from the buyer of the Florida operations as consideration, to repay $44.1 million in debt during the quarter.
•In Pennsylvania, the recent completion of the expansion of the existing facility allowed the Company to increase production capacity by 20% in the quarter.
•In Illinois, the Company completed construction of its cultivation and processing facility during the second quarter of 2021, ahead of schedule, bringing on-line over 80K square feet of additional capacity and processing capabilities to service the state.
•In Connecticut, the Company launched an enhanced loyalty program to increase customer retention and drive profitability.
•In Maine, the Company converted to adult use and consolidated two dispensary locations, bringing the total for the state to 3 consolidated, adult use locations.
EARNINGS CALL DETAILS
Acreage will host a conference call with management on Tuesday, August 10th at 9:00A.M. Eastern Daylight Time. The call will be webcast and can be accessed at investors.acreageholdings.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.
ABOUT ACREAGE HOLDINGS, INC.
With its principal address in New York City, Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the company’s national retail store brand, The Botanist. Acreage’s wide range of national and regionally available cannabis products include the award-winning The Botanist brand, the highly recognizable Tweed brand, the Prime medical brand in Pennsylvania, the Innocent edibles brand in Illinois and others. Acreage also owns Universal Hemp, LLC, a hemp subsidiary dedicated to the distribution, marketing and sale of CBD products throughout the U.S. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. More information is available at www.acreageholdings.com.
On June 27, 2019, Acreage implemented an arrangement under section 288 of the Business Corporations Act (British Columbia) with Canopy Growth Corporation (“Canopy Growth”), which was subsequently amended on September 23, 2020 (the “Amended Arrangement”). Pursuant to the Amended Arrangement, upon the occurrence (or waiver by Canopy Growth) of changes in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”), Canopy Growth will, subject to the satisfaction or waiver of certain closing conditions, acquire all of the issued and outstanding Class E subordinate voting shares (the “Fixed Shares”) on the basis of 0.3048 of a Canopy Growth share per Fixed Share (following the automatic conversion of the Class F multiple voting shares and subject to adjustment in accordance with the terms of the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019 and on September 23, 2020).
In addition, Canopy Growth holds an option, exercisable at the discretion of Canopy Growth, to acquire all of the issued and outstanding Class D subordinate voting shares (the “Floating Shares”) at the time that Canopy Growth acquires the Fixed Shares, for cash or Canopy Growth shares, as Canopy Growth may determine, at a price per Floating Share based upon the 30-day volume-weighted average trading price of the Floating Shares on the CSE relative to the trading price of the Canopy Growth shares at the time of the occurrence or waiver of the Triggering Event, subject to a minimum price of US$6.41 per Floating Share.
For more information about the Amended Arrangement please see the Acreage proxy statement and management information circular dated August 17, 2020 (the “Circular”) and the respective information circulars of each of Acreage and Canopy Growth dated May 17, 2019, which are available on Acreage’s and Canopy Growth’s respective profiles on SEDAR at www.sedar.com and filed with the SEC on the EDGAR website at www.sec.gov. For additional information regarding Canopy Growth, please see Canopy Growth’s profile on SEDAR at www.sedar.com.
FORWARD LOOKING STATEMENTS AND NON-GAAP MEASURES
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information, including, for greater certainty, statements regarding the Amended Arrangement, including the likelihood of completion thereof, the occurrence or waiver of the Triggering Event, the satisfaction or waiver of the closing conditions set out in the Arrangement Agreement and other statements with respect to the proposed transactions with Canopy Growth. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.
Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to financing and liquidity risks, the risks disclosed in the proxy statement and management information circular dated and filed on August 17, 2020, the Company’s management information circular dated May 17, 2019, filed on May 23, 2019, the risks disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, dated March 25, 2021 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available on the issuer profile of Acreage on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.

Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
This release contains tables that reconcile our results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to adjusted results that exclude the impact of certain items identified as affecting comparability (non-GAAP). We use EBITDA, adjusted EBITDA, adjusted EBITDA from core operations, adjusted net loss attributable to Acreage, same store sales trends, among other measures, to evaluate our actual operating performance and for planning and forecasting future periods. We believe the adjusted results presented provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, our reported results as indicators of our performance, and they may not be comparable to similarly named measures from other companies. The tables below reconcile our results of operations in accordance with GAAP to the adjusted results mentioned above:
Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.
For further information contact:
Steve Goertz
Chief Financial Officer
investors@acreageholdings.com
646-600-9181

# # #

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
	June 30, 2021	December 31, 2020
US$ (thousands)	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$36,736	$32,542
Restricted cash	1,098	22,097
Inventory	29,681	23,715
Notes receivable, current	2,362	2,032
Assets held-for-sale	18,790	62,971
Other current assets	9,289	4,663
Total current assets	97,956	148,020
Long-term investments	39,068	34,126
Notes receivable, non-current	80,637	97,901
Capital assets, net	106,807	89,136
Operating lease right-of-use assets	17,976	17,247
Intangible assets, net	127,651	138,983
Goodwill	37,604	31,922
Other non-current assets	2,179	4,718
Total non-current assets	411,922	414,033
TOTAL ASSETS	$509,878	$562,053

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued liabilities	$22,572	$18,913
Taxes payable	21,177	14,780
Interest payable	3,790	3,504
Operating lease liability, current	1,532	1,492
Debt, current	7,373	27,139
Non-refundable deposits on sale	1,500	750
Liabilities related to assets held-for-sale	3,253	18,154
Other current liabilities	9,942	13,010
Total current liabilities	71,139	97,742
Debt, non-current	135,118	153,318
Operating lease liability, non-current	17,343	16,609
Deferred tax liability	27,940	34,673
Other liabilities	—	2
Total non-current liabilities	180,401	204,602
TOTAL LIABILITIES	251,540	302,344

Members' equity	242,975	241,031
Non-controlling interests	15,363	18,678
TOTAL MEMBERS’ EQUITY	258,338	259,709
TOTAL LIABILITIES AND MEMBERS' EQUITY	$509,878	$562,053

US GAAP Statements of Operations
US$ (thousands)	Q2'21	Q2'20	FY'21	FY'20
Retail revenue, net	$28,396	$19,875	$54,243	$37,448
Wholesale revenue, net	15,541	7,167	25,557	13,715
Other revenue, net	280	30	2,810	134
Total revenues, net	44,217	27,072	82,610	51,297
Cost of goods sold, retail	(14,051)	(11,981)	(27,133)	(22,870)
Cost of goods sold, wholesale	(6,291)	(3,880)	(10,980)	(7,262)
Total cost of goods sold	(20,342)	(15,861)	(38,113)	(30,132)
Gross profit	23,875	11,211	44,497	21,165

OPERATING EXPENSES
General and administrative	5,385	12,386	14,602	25,418
Compensation expense	11,174	7,957	21,537	22,434
Equity-based compensation expense	6,981	20,187	13,023	54,924
Marketing	397	481	409	1,468
Impairments, net	—	—	818	187,775
Loss on notes receivable	1,726	—	1,726	8,161
Write down (recovery) of assets held-for-sale	—	8,110	(8,616)	8,110
Legal settlements, net	312	—	322	—
Depreciation and amortization	4,657	1,425	5,626	3,492
Total operating expenses	30,632	50,546	49,447	311,782

Net operating income (loss)	(6,757)	(39,335)	(4,950)	(290,617)

OTHER INCOME (LOSS)
(Loss) income from investments, net	(1,122)	4	(1,266)	238
Interest income from loans receivable	1,593	1,830	3,058	3,477
Interest expense	(5,595)	(3,733)	(10,452)	(4,959)
Other income (loss), net	9,311	(23)	7,745	(197)

Total other (loss) income	4,187	(1,922)	(915)	(1,441)

Loss before income taxes	(2,570)	(41,257)	(5,865)	(292,058)

Income tax (expense) benefit	(736)	(3,113)	(6,082)	25,459

Net loss	(3,306)	(44,370)	(11,947)	(266,599)

Less: net loss attributable to non-controlling interests	(753)	(7,178)	(1,586)	(57,453)

Net loss attributable to Acreage Holdings, Inc.	$(2,553)	$(37,192)	$(10,361)	$(209,146)

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release contains tables that reconcile our results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to adjusted results that exclude the impact of certain items identified as affecting comparability (non-GAAP). We use EBITDA, adjusted EBITDA, adjusted EBITDA from core operations, adjusted net loss attributable to Acreage, same store sales trends, among other measures, to evaluate our actual operating performance and for planning and forecasting future periods. We believe the adjusted results presented provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, our reported results as indicators of our performance, and they may not be comparable to similarly named measures from other companies. The tables below reconcile our results of operations in accordance with GAAP to the adjusted results mentioned above:

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q2'21	Q2'20	FY'21	FY'20
Net loss (GAAP)	$(3,306)	$(44,370)	$(11,947)	$(266,599)
Income tax expense (benefit)	736	3,113	6,082	(25,459)
Interest expense (income), net	4,002	1,903	7,394	1,482
Depreciation and amortization	5,273	1,581	6,794	3,976
EBITDA (non-GAAP)*	$6,705	$(37,773)	$8,323	$(286,600)
Adjusting items:
Loss (income) from investments, net	1,122	(4)	1,266	(238)
Impairments, net	—	—	818	187,775
Loss on notes receivable	1,726	—	1,726	8,161
Write down (recovery) of assets held-for-sale	—	8,110	(8,616)	8,110
Equity-based compensation expense	6,981	20,187	13,023	54,924
Legal settlements, net	312	—	322	—
Gain on business divestiture	(11,682)	—	(11,682)	—
Other non-recurring expenses	2,922	2,940	4,501	9,250
Adjusted EBITDA (non-GAAP)*	$8,086	$(6,540)	$9,681	$(18,618)
EBITDA from beverage and CBD	967	—	1,475	—
EBITDA from businesses under definitive agreements to exit	703	—	1,694	—
Adjusted EBITDA from core operations (non-GAAP)*	$9,756	$(6,540)	$12,850	$(18,618)

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q2'21	Q2'20	FY'21	FY'20
Net loss attributable to Acreage Holdings, Inc. (GAAP)	$(2,553)	$(37,192)	$(10,361)	$(209,146)
Net loss per share attributable to Acreage Holdings, Inc. (GAAP)	$(0.02)	$(0.38)	$(0.10)	$(2.19)
Adjusting items:(1)
Loss (income) from investments, net	$923	$(3)	$1,037	$(189)
Impairments, net	—	—	670	149,187
Loss on notes receivable	1,420	—	1,414	6,484
Write down (recovery) of assets held-for-sale	—	6,717	(7,060)	6,443
Equity-based compensation expense	5,745	16,718	10,671	43,637
Legal settlements, net	257	—	264	—
Gain on business divestiture	(9,614)	—	(9,572)	—
Other non-recurring expenses	2,405	2,435	3,688	7,349
Tax impact of adjustments above	(5,775)	243	(5,516)	(24,602)
Total adjustments	$(4,639)	$26,110	$(4,404)	$188,309
Adjusted net loss attributable to Acreage Holdings, Inc. (non-GAAP)*	$(7,192)	$(11,082)	$(14,765)	$(20,837)
Adjusted net loss per share attributable to Acreage Holdings, Inc. (non-GAAP)*	$(0.07)	$(0.11)	$(0.14)	$(0.22)
Weighted average shares outstanding - basic and diluted	108,714	98,444	107,466	95,688
Weighted average NCI ownership %	17.71%	17.18%	18.06%	20.55%
(1) Adjusting items have been reduced by the respective non-controlling interest percentage for the period.